Exhibit 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER OF

J.L. HALSEY CORPORATION

PURSUANT TO 18 U.S.C. § 1350

I, David R. Burt, President and Chief Executive Officer of J.L. Halsey Corporation (the “Company”), hereby certify that the accompanying Quarterly Report on Form 10-Q/A of the Company for the quarterly period ended March 31, 2003, and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”), by the Company fully complies with the requirements of that Section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 18, 2003

/s/ David R. Burt
David R. Burt
President and Chief Executive Officer